LEASE

Exhibit A - Landlord's Work

Exhibit B - Legal Description

LEASE AGREEMENT

THIS LEASE AGREEMENT is made and entered into the 16th day of July, 2004, by and between GERMANIA PROPERTY INVESTORS XXX, L.P., a Georgia limited partnership (hereinafter called "Landlord"), and SPECTRX, INC. a Delaware Corporation (hereinafter called "Tenant");

W I T N E S S E T H:

1. Definitions. For purposes of this Lease, the following terms shall have the following meanings, unless the context requires otherwise:

(a) "Commencement Date" shall mean the date on which the term of this Lease commences.

(b) "Expiration Date" shall mean the date on which the term of this Lease expires, as the same may be sooner terminated or extended as provided in this Lease.

(c) "Improvements" shall mean that portion of the building located on the Land which contains 28,527 rentable square feet of space known as Suite 300, 4955 Avalon Ridge Parkway according to the current system of numbering in the City of Norcross (the "Building"). The lease of the Improvements shall include the non-exclusive right to use all Common Areas, roadways, parking areas, paved areas located on, or attached or affixed to, the Land on the Commencement Date, and any and all modifications thereof and alterations, additions, replacements and substitutions thereto.  The term Improvements does not include the Land.  The "Building" contains 60,824 rentable square feet.

(d) "Land" shall mean all that tract or parcel of land lying and being in Land Lots 270 of the 6th District of Gwinnett County, Georgia, a/k/a Lot 4, Block A, Unit One, Avalon Ridge and being more particularly described on Exhibit "B" attached hereto and incorporated herein by reference together with all easements and rights appurtenant thereto, and Landlord's right, title and interest in and to all streets, public or private alleys and public or private ways adjoining or crossing said land.

(e) "Laws" shall mean all federal, state, county, municipal and other governmental constitutions, statutes, ordinances, codes, regulations, resolutions, rules, requirements and directives and all decisions, judgments, writs, injunctions, orders, decrees or demands of courts, administrative bodies and other authorities construing any of the foregoing. "Law" shall be the singular reference to Laws.

(f) "Lease" shall mean this Lease Agreement, together with any and all exhibits and attachments which may be part of this Lease Agreement.

(g) "Mortgage" shall mean any mortgage, deed to secure debt, deed of trust, trust deed or other conveyance or, or lien or encumbrance against, the Premises as security for any debt, whether now existing or hereafter arising or created. "Mortgages" shall mean more than one "Mortgage".

(h) "Mortgagee" shall mean the holder of any Mortgage, together with the holder's heirs, legal representatives, successors, transferees and assigns. "Mortgagees" shall mean more than one "Mortgagee".

(i) "Premises" shall mean the Land and the Building.

(j) "Rent" shall mean the rental specified and provided for in this Lease. Rent shall be payable at the address of Landlord specified in Paragraph 28 of this Lease, or at such other location as Landlord may hereafter designate in writing to Tenant.

(k) "Taxes and Assessments" shall mean any and all of the following levied, assessed or imposed upon, against or with respect to this Lease, the Premises, any part of the Premises or the use and occupancy of the Premises at any time during the term of this Lease: real property ad valorem taxes, assessments, charges made by any public or quasi-public authority for improvements or betterments related directly or indirectly to the Premises, sanitary taxes or charges, sewer or water taxes or charges and any other governmental or quasi-governmental impositions, charges encumbrances, levies, assessments or taxes of any nature whatsoever, whether general or special, whether ordinary or extraordinary, whether foreseen or unforeseen and whether payable in installments or not. "Taxes and Assessments" shall include any tax levied or imposed upon or assessed against the Rent reserved hereunder or income arising here from to the extent the same are in lieu of or a substitute for any of the Taxes and Assessments hereinabove described. Taxes and Assessments specifically exclude any taxes for income, transfer, inheritance and capital stock transfers.

(l) "Tenant's Proportionate Share" for purposes of this Lease shall be 46.9%.

2. Premises. In consideration of the agreements, terms, covenants, conditions, requirements, provisions and restrictions to be kept, observed, performed, satisfied and complied with by Tenant, and for the Rent herein provided, and upon the terms and conditions herein stated, Landlord hereby lets, leases and demises unto Tenant, and Tenant hereby leases, takes and accepts from Landlord, the Improvements, in their present as-is condition, without any representation or warranty by Landlord except as provided in Exhibit A, as suited for the use intended by Tenant.

3. Term/Right of Occupancy. The term of this Lease (the "Term") shall commence on the 1st day of August, 2004 (the "Commencement Date"), and shall expire at midnight on the 31st day of December, 2009 (the "Expiration Date"), unless sooner terminated or extended as hereinafter provided. Tenant may occupy the Improvements beginning July 19, 2004 on a rent free basis. Upon execution of this Lease, Tenant may commence tenant improvement activities such as, but not limited to, installation of furniture, fixtures and equipment, carpet and VCT cleaning, old carpet removal, new carpet installation and painting.

3.A. Renewal Options. Provided Tenant is occupying the Improvements and there is no Event of Default with respect to this Lease, Tenant shall have the right and option to extend the term of this Lease as follows:

Option One: Term of five (5) years beginning January 1, 2010 with written notice on or before April 1, 2009.

Option Two: Term of five (5) years at the end of Option One with written notice on or before nine (9) months prior to the end of the Option One Term.

Such Lease extensions shall be upon the identical terms and conditions as set forth in this Lease except that the rental to be paid by Tenant hereunder shall be at market the rate for. comparable spaces in the Peachtree Corners submarket and not less than the rate for the current lease period.

4. Rent and Security Deposit.

(a) Tenant shall pay to Landlord as rent during the Term the sums reflected in the schedule below (the "Base Rent"), which shall be due and payable in advance on the Commencement Date and on the first (1st) day of each month thereafter during the Term:

Year 1: Months 1 thru 3 $-0- per month
Months 4 thru 7 $8,320.38 per month
Months 8 thru 12 $16,640.75 per month

Year 2: $17,139.97per month

Year 3: $17,654.17 per month

Year 4: $18,183.80 per month

Year 5: $18,729.31 per month

Year 6: $19,291.19 per month

(b) As security for the payment of Base Rent and the performance of Tenant's other obligations, duties and liabilities under this Lease, Tenant has delivered to Landlord the sum of Ninety-nine Thousand, Eight Hundred Forty-Four and 50/100 Dollars ($99,844.50), (hereinafter called the "Security Deposit"). Landlord shall be entitled to use the Security Deposit, or in the discretion of Landlord from time to time portions of the Security Deposit, to the extent required for the payment of any Base Rent or additional rental not paid within any applicable periods of notice and cure after the due date thereof or for the payment of any other sum which Landlord may expend or be required to expend by reason of the occurrence of any Event of Default under this Lease including, but not limited to, any damages or deficiency in the Base Rent obtained by Landlord upon a reletting of the Premises, whether such damages or deficiency occurred before or after the exercise by Landlord of any right or remedy as a result of such Event of Default. In the event Tenant shall fully and faithfully comply with and perform all of Tenant's obligations, duties and liabilities under this Lease Landlord shall upon the expiration of this Lease return the Security Deposit to Tenant. In the event of any sale, conveyance, transfer or assignment or other disposition of Landlord's interest in and to the Premises, Landlord shall be entitled to transfer the Security Deposit to the party to whom the Premises are sold, conveyed, transferred, assigned or otherwise disposed of any Tenant shall look only and solely to such party for any return of the Security Deposit.

(c) Any Base Rent or other amounts payable to the Landlord under this Lease, if not paid by the fifth (5th) day of the month for which such Base Rent is due, or by the date specified in any invoices from Landlord for any other amounts payable hereunder, shall incur a late charge of Fifty and No/100 Dollars ($50.00) for Landlord's administrative expense and processing such delinquent payment and in addition thereto shall bear interest at the rate of ten percent (10%) per annum from and after the due date for such payment.

(d) In the event Tenant shall fully and faithfully comply with and perform all of Tenant's obligations, duties and liabilities under this Lease, Landlord shall return one sixth 1/6th) of the Security Deposit to Tenant at the end of each twelve (12) months of the Lease Term. The final one sixth of the Security Deposit will be held until the end of the Lease Term.

5. Use. Tenant may use the Improvements during the term of this Lease for the purpose of office, research and development, clinical testing and warehouse and for no other purpose without the prior written consent of Landlord and only after obtaining such consent, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant shall not use or occupy the Improvements, or permit the Improvements to be used or occupied, for any unlawful purpose, in violation of any Law, or in any manner which would violate any certificate of occupancy with respect to the Improvements, that would cause or would be likely to cause damage to the Improvements, or that would constitute a public or private nuisance. Tenant shall use the Improvements for the purpose herein demised.

Tenant shall have full and unimpaired access to the Premises at all times, and if access to a public road is via private roads or streets, Tenant shall have the right to use such roads and streets for ingress and egress to the Premises. Tenant shall have the right to use the Common Areas in and about the Premises in common with Landlord's other tenants.

Tenant shall be entitled to park in common with other Tenants. There will be no assigned parking unless Landlord determines in its reasonable discretion that allocation of parking spaces among tenants is appropriate, in which event Tenant shall be entitled to a minimum of 92 parking spaces, including those parking spaces closest to the Improvements.

6. Operating Expenses.

(a) Definitional Terms Relating to Additional Rent. For purposes of this Section and other relevant provisions of the Lease:

(i) Operating Expenses. The term "Operating Expenses" shall mean all costs and expenses paid or incurred with respect to the ownership, repair, replacement, restoration, maintenance and operation of the Premises, including, without limitation, the following: (i) all costs, wages and benefits of employees or other agents of Landlord engaged in the operation, maintenance or rendition of other services to or for the Premises including landscaping; (ii) to the extent not separately metered, billed, or furnished, all charges for utilities and services furnished to the Premises (including, without limitation, the Common Areas [as herein defined]), together with any taxes on such utilities; (iii) all premiums for casualty, workers' compensation, liability, boiler, flood and all other types of insurance provided by Landlord and relating to the Premises; (iv) the cost of all supplies, tools, materials and equipment utilized in the ownership and operation of the Premises, and sales and other taxes thereon; (v) amounts charged by any or all of contractors, materialmen and suppliers for services, materials and supplies furnished in connection with any or all of the operation, repair and maintenance of any part of the Premises, including, without limitation, the structural elements of the Premises and the Common Areas; (vi) management fees to Agent or other persons or management entities actually involved in the management and operation of the Premises (which persons or management entities may be affiliates of Landlord); (vii) any capital improvements made by, or on behalf of, Landlord to the Premises that are either or both (a) designed to reduce Operating Expenses and (b) required to keep the Premises in compliance with all governmental laws, rules and regulations (enacted from and after the date of this Lease) applicable thereto, from time to time; (viii) all professional fees incurred in connection with the operation, management and maintenance of the Premises; (ix) Taxes and Assessments, as herein defined in Paragraph 1(k) hereof; and any changes charges and dues payable to Avalon Ridge Property Owner's Association.

(ii) Operating Year. The term "Operating Year" shall mean the calendar year commencing January 1st of each year (including the calendar year within which the Commencement Date occurs) during the Term.

(b) Payment of Operating Expenses. Tenant shall pay, as Additional Rent and in accordance with the requirements of Section (c) below, its Proportionate Share of the Operating Expenses as set forth in Section (c) below. The Additional Rent commences to accrue upon the Commencement Date. The Tenant's Proportionate Share of Operating Expenses payable hereunder for the Operating Years in which the Term begins and ends shall be prorated to correspond to that portion of said Operating Years occurring within the Term. Tenant's Proportionate Share of Operating Expenses and any other sums due and payable under this Lease shall be adjusted upon receipt of the actual bills therefor and the obligations of this Section 6 shall survive the termination or expiration of the Lease.

(c) Payment of Additional Rent. Landlord shall have the right to reasonably estimate the Operating Expenses for each Operating Year. Upon Landlord's notice to Tenant of such estimated amount, Tenant shall pay, on the first day of each month during that Operating Year, an amount (the "Estimated Additional Rent") equal to the estimate of the Tenant's Proportionate Share of Operating Expenses divided by 12 (or the fractional portion of the Operating Year remaining at the time Landlord delivers its notice of estimated Operating Expenses due from Tenant for that Operating Year). If the aggregate amount of Estimated Additional Rent actually paid by Tenant during any Operating Year is less than Tenant's actual ultimate liability for Operating Expenses for that particular Operating Year, Tenant shall pay the deficiency within 30 days of Landlord's written demand therefor. No interest shall be payable to the Landlord on account of such payments of Estimated Additional Rent. If the aggregate amount of Estimated Additional Rent actually paid by Tenant during a given Operating Year exceeds Tenant's actual liability for such Operating Year, the excess shall be credited against the Base Rent and Estimated Additional Rent next due from Tenant during the immediately subsequent Operating Year, except that in the event that such excess is paid by Tenant during the final Lease Year, then upon the expiration of the Term, Landlord or Agent shall pay Tenant the then-applicable excess promptly after determination thereof. No interest shall be payable to Tenant on account of such payments of Estimated Additional Rent and such payments may be commingled. Tenant (or its accountants) shall have the right to inspect and audit, at reasonable times and in a reasonable manner, during such one (1) year period, such of Landlord's books and accounts and records as pertain to and contain information concerning the Operating Expenses for the calendar year in question. The books and records shall be kept for at least two (2) calendar years after the expiration of the applicable calendar year in accordance with generally accepted accounting principles, consistently applied. If Tenant's audit for any calendar year should reveal the aggregate amount of Estimated Additional Rent actually paid by Tenant during a given Operating Year exceeded Tenant's actual liability for such Operating Year, the excess (and, if such overpayment is more than five percent (5%), together with the cost of such audit not to exceed $3,000 per calendar year) shall be credited against the Estimated Additional Rent next due from Tenant during the immediately subsequent Operating Year, except that in the event that such excess is paid by Tenant during the final Lease Year, then upon the expiration of the Term, Landlord or Agent shall pay Tenant the then-applicable excess promptly after determination thereof.

(d) Landlord warrants that Tenant's Proportionate Share of the controllable Operating Expensesmanagement fees and landscaping charges will not escalate more than ten percent (10%) per year during the original Term.

7. Utilities. Commencing July 19, 2004, Tenant shall make all arrangements for, and pay or cause to be paid when due all charges for, all utilities and services furnished to the Improvements or used by Tenant including, but not limited to, electricity, gas, fuel, heat, water, sewer, telephone, power sanitary services and trash collection. Tenant shall also make all arrangements for, and pay or cause to be paid when due all charges for, connection of any such utility or service to the Improvements. Landlord shall provide Tenant access to all utilities at the Building.

8. Repairs by Landlord. Landlord will make repairs to the foundation, floor slabs, exterior walls (excluding plate glass and doors unless the damage is caused by Landlord, its employees or agents), Common Areas, landscaping and paved areas and the roof of the Building. Additionally, Landlord will repair all mechanical, electrical and plumbing systems and HVAC systems not exclusively serving the Improvements and all underground utilities and sewer pipes outside the exterior walls of the Building. Landlord shall have no obligation to inspect the Building, and except as provided in this Paragraph shall have no duty or obligation whatsoever for the maintenance, replacement or repair of the Improvements. If any damage is caused to the interior of the Building as a result of the failure of Landlord to perform any repairs set forth herein, then such repairs shall be the obligation of Landlord.

Landlord hereby represents and warrants as follows:

(a) Premises are zoned M-1. Landlord does not warrant that M-1 zoning will permit uses contemplated in Paragraph 5 of the Lease.

(b) As of the Commencement Date, the Premises and the exterior entrances to the Building to the Premises shall be in material compliance with all applicable Laws, including without limitation, the Americans With Disabilities Act. Landlord shall defend, indemnify and save Tenant harmless from any claims, fines, penalties, liabilities, losses, damages, costs and expenses (including reasonable attorneys' fees, expert witness fees and other costs of defense) arising from the failure of Landlord to comply with its obligations under this paragraph.

(c) As of the date of this Lease and the Commencement Date, all building systems serving the Premises, including without limitation, mechanical, electrical, plumbing, fire safety, HVAC systems and roof and structural components of the Building, shall be in good working order and no uncompleted deferred maintenance shall exist with respect to such systems.

(d) To Landlord's actual knowledge without independent investigation, no leak, spill, release, discharge, emission or disposal of Hazardous Substances has occurred on the Premises prior to the Commencement Date, the soil, ground water and soil vapor on or under the Premises are free of Hazardous Substances. To Landlord's actual knowledge without independent investigation, the Premises does not contain any asbestos, PCBs, radon or underground storage tanks. Landlord shall defend, indemnify and save Tenant harmless from any claims, fines, penalties, liabilities, losses, damages, costs and expenses (including reasonable attorneys' fees, expert witness fees and other costs of defense) which arise from Landlord's breach of its representations, agreements and warranties and from any leak, spill, release, discharge, disposal or emission of Hazardous Substances that has or will occur on the Premises prior to the Commencement Date during Landlord's period of ownership that does not result from Tenant's breach of its obligations under the provisions of this Lease. Tenant's lawful use on the Premises of cleaning supplies, copying fluids, other office and maintenance supplies, and other substances normally and customarily used by tenants of space similar to the Premises should not be deemed to violate any of the provisions of this Lease.

9. Repairs by Tenant. Except as provided in Paragraph 8 hereof, Tenant shall perform all maintenance and repair of the Improvements. Tenant shall, at Tenant's sole cost and expense, put, keep, maintain and repair the Improvements so that at all times the Improvements shall be in good order and repair, and in a good, safe and substantial condition, at least as good as the condition the Improvements were in on the Commencement Date, and Tenant shall not cause or permit any waste or deterioration to the Improvements. In furtherance of Tenant's obligations to repair and maintain the Improvements, Tenant will enter into a maintenance contract for the heating, ventilating and air conditioning system for the Improvements at Tenant's sole cost and expense. On the Expiration Date, or upon the earlier termination of the term of this Lease, Tenant shall leave the Improvements in a condition at least as good as the condition the Improvements were in on the Commencement Date, excepting only ordinary wear and tear.

10. Alterations and Removal of Equipment.

(a) Tenant, with the prior written consent of Landlord, and only with such consent, and subject to the conditions hereinafter set forth, may, at its sole cost and expense, alter, modify, repair or add to any existing Improvements, all or any of the foregoing being hereinafter collectively called "Alterations"; provided that:

(i) The Improvements in place after any Alterations by Tenant shall be at least equal in value to the Improvements in place prior to such Alterations;

(ii) No Alterations shall be commenced until Tenant shall have obtained all certificates, licenses, permits, authorizations, consents and approvals necessary for such Alterations, from all governmental authorities having jurisdiction with respect to the Premises or such Alterations, and Landlord, at Tenant's sole cost and expense, shall fully cooperate with Tenant in obtaining any such certificate, license, permit, authorization, consent or approval;

(iii) Tenant shall cause all Alterations to be made and completed with appropriate and reasonable materials in a good, substantial and workmanlike manner, and in compliance with all laws, and shall cause all Alterations to be diligently prosecuted to completion;

(iv) Tenant shall promptly pay all costs and expenses incurred for any Alterations, and Tenant shall at all times maintain the Premises free and clear of all liens for services or labor performed or rendered, or for materials delivered, supplied or furnished to or in connection with any Alterations; and

(v) Tenant shall obtain and maintain in full force and effect comprehensive, general public liability insurance covering all work in connection with all Alterations in accordance with the provisions of Paragraph 15 of this Lease.

With respect to any alteration, addition or improvement which does not affect the structure of the Building, does not affect any of the building's systems (e.g., mechanical, electrical or plumbing), and is in full compliance with all laws, orders, ordinances, requirements, rules and regulations of all governmental authorities, Landlord's consent shall not be unreasonably withheld, conditioned or delayed.

Except with respect to Tenant's Property, title to all Alterations shall remain vested in Tenant, provided, however, that upon the expiration of the term of this Lease or any earlier termination thereof title to all Alterations shall automatically become vested in Landlord.

(b) Provided that there shall not then exist any Event of Default under this Lease, Tenant shall have the right during the term of this Lease to remove from the Premises Tenant's trade fixtures, furniture, shelves, cabinets, countertops, desk units, equipment and machinery, including without limitation lifts and all mechanical apparatus (hereinafter called the "Tenant's Property") without any contribution or reimbursement there for by Landlord, provided that the Tenant's Property may be removed without material injury to the Premises and provided further that any damage to the Premises or any part thereof occasioned by such removal shall be promptly repaired by Tenant at Tenant's sole cost and expense. As used herein, the term "Tenant's Property" shall not include or be deemed to include any item now or hereafter installed in or affixed to the Improvements that is an integral part of the Improvements such as heating, ventilating and air conditioning systems and equipment, electrical and plumbing fixtures and systems and other similar equipment and fixtures, if any.

(c) Landlord shall provide Tenant with an allowance in the amount of One hundred forty-two thousand, six-hundred thirty-five and no/100 Dollars ($142,635.00) (the "Allowance") for the purpose of space planning, signage, moving, partitioning and other improvements to the Premises. Eighty-five thousand, five hundred eighty-one and no/100 Dollars ($85,581.00) of the Allowance must be applied to the Improvements. Landlord must approve all improvements in advance of construction, and Landlord will pay Tenant the Allowance upon completion of the improvements and upon submission to Landlord of all invoices relating to space planning, partitioning and tenant improvements. The difference in the amounts (Fifty-seven thousand Fifty-four and no/100 Dollars ($57,054.00)) shall be payable to Tenant within thirty (30) days of the Commencement Date. and occupancy.

11. Legal Requirements.

(a) Tenant shall, at Tenant's sole cost and expense, promptly comply with all legal requirements affecting the Premises. The phrase "legal requirements affecting the Premises", as used in this paragraph, shall mean and shall include all applicable Laws and other requirements which relate in any manner to the physical condition of the Improvements or any part of the Improvements, or to the use or occupancy of the Improvements or any part of the Improvements.

(b) Tenant may, at its sole cost and expense, in its own name and on its own behalf or in the name of and on behalf of Landlord, in good faith, contest any legal requirement affecting the Premises and, in the event of any such contest, may permit such legal requirement so contested to remain unsatisfied during the period of such contest and any appeal therefrom, provided however, that, if Landlord shall notify Tenant that, in Landlord's reasonable opinion, the Premises or any part thereof will be subject to loss or forfeiture by virtue of or by reason of such non-compliance, such legal requirements shall be complied with forthwith or Tenant shall deposit with Landlord a sum of money reasonably required by Landlord as security to protect the Premises from any loss or forfeiture. Landlord, at the sole cost and expense of Tenant, shall cooperate fully with Tenant in any such contest.

12. No Liens. Notice is hereby given that Landlord shall not be liable for any labor or services performed or rendered, or materials supplied or furnished to the Premises at the instance of Tenant, and no mechanics' or other liens with respect thereto shall attach to or affect the reversion or other estate or interest of Landlord in and to the Premises. Tenant shall not create or permit to be created any lien, encumbrance or charge against the Premises or any part of the Premises. If any lien, encumbrance or charge is filed against all or any part of the Premises, Tenant shall cause the same to be discharged by payment, satisfaction or posting of bond within thirty (30) days after notice thereof. If Tenant fails to cause any such lien, encumbrance or charge to be discharged within the permitted time, Landlord may cause it to be discharged and may make any payment which Landlord, in Landlord's sole judgment, considers necessary, desirable or proper in order to do so. If Landlord makes any such payment, all amounts paid by Landlord shall bear interest at the rate of ten percent (10%) per annum from the date of payment by Landlord and shall be payable by Tenant to Landlord upon demand. The liens, encumbrances and charges covered by this paragraph shall include, without limitation, liens for federal taxes, state taxes and assessments, county taxes and assessments, local taxes and assessments, security interests and liens filed by mechanics, laborers, materialmen, architects, surveyors, attorneys or engineers for work, labor, services or materials performed, rendered, supplied or furnished (or alleged to have been performed, rendered, supplied or furnished) with respect to the Premises, excluding, however, the lien for state, county and local real property ad valorem taxes assessed specifically against the Premises and liens arising by reason of the Taxes and Assessments.

13. Condemnation.

(a) For the purposes of this paragraph 13: (i) "taking" shall mean any condemnation or exercise of the power of eminent domain by any public authority vested with such power, or any taking in any other manner for public use, including a private purchase, in lieu of condemnation, by a public authority vested with the power of eminent domain; (ii) the "date" of any taking shall mean the earlier of the date upon which title to the Premises or portion thereof taken is vested in the condemning authority, or the date upon which possession of the Premises or portion thereof is taken by the condemning authority; and (iii) "substantially all of the Premises" shall mean so much of the Premises as, when taken, leaves the untaken portion unsuitable for the continued feasible and economic operation of the Improvements by Tenant for substantially the same purposes as immediately prior to such taking.

(b) In the event of a taking of all or substantially all of the Premises, then the term of this Lease shall automatically cease and terminate on the date of such taking, and all Base Rent and other sums payable by Tenant hereunder shall be apportioned and paid through and including the date of such taking. Such termination, however, shall be without prejudice to the rights of either Landlord or Tenant to recover compensation and damages from the condemning authority in connection with such taking, and neither Landlord nor Tenant shall have any rights in any compensation or damages payable to the other.

(c) In the event of a taking of a portion of the Premises less than substantially all of the Premises, then this Lease and all the duties and obligations of Tenant under this Lease shall remain unmodified, unaffected and in full force and effect; provided, however, that the Base Rent payable immediately prior to the taking shall be reduced as the rental value of the Improvements after the taking bears to the rental value of the Improvements immediately prior to the taking. In the event of such a taking, Landlord shall undertake to restore the Improvements and Premises to a condition suitable for Tenant's use, as near to the condition thereof immediately prior to such taking as is reasonably feasible under all circumstances; provided, however, that (i) if the part of the Building so taken or purchased in lieu of taking shall contain more than twenty-five percent (25%) of the rentable area of the Improvements immediately prior to such taking or purchase in lieu of taking, or (ii) if by reason of such taking or purchase in lieu of taking Tenant no longer has a reasonable means of parking adjacent to or of access to the Improvements, then Tenant may, at Tenant's option, terminate this Lease by delivering to Landlord written notice of Tenant's election so to terminate at least five (5) days in advance, and this Lease shall terminate as if the date of such election were the date originally fixed in this Lease for the expiration of the Term.

(d) Tenant may separately claim and receive from the condemning authority (but not from Landlord), if legally payable, compensation for Tenant's leasehold interest, for removal and relocation costs and for Tenant's loss of business and/or business interruption.

14. Indemnity. During the term of this Lease, and except to the extent arising from Landlord's or its employee's and agent's gross negligence or willful misconduct, Tenant shall pay, and shall protect, indemnify and hold harmless Landlord and Landlord's beneficiaries, employees and agents from, against and in respect of, all liabilities, damages, losses, costs, expenses (including all reasonable attorneys' fees and expenses of Landlord), causes of action, suits, claims, demands and judgments of any nature whatsoever arising out of, by reason of or in connection with: (i) injury to or the death of persons or damage to property in any manner arising out of, by reason of or in connection with the use or occupancy of the Improvements by Tenant; (ii) the violation or breach of, or the failure of Tenant to fully and completely keep, observe, satisfy, perform and comply with, any agreement, term, covenant, condition, requirement, provision or restriction of this Lease; or (iii) the violation by Tenant of any Law affecting the Premises or the use or occupancy thereof. During the term of this Lease, Landlord shall pay, and shall protect, indemnify and hold Tenant and Tenant's beneficiaries, employees and agents from, against and in respect of, all liabilities, damages, losses, costs and expenses (including all reasonable attorney fees and expenses of Tenant), causes of action, suits, claims, demands and judgments of any nature whatsoever arising out of, by reason of or in connection with Landlord's and its employee's and agent's gross negligence or willful misconduct.

15. Insurance: Damage to or Destruction of Improvements.

(a) Tenant shall procure, and shall maintain in full force and effect at all times during the term of this Lease, such insurance against such risks as is customarily carried with respect to properties similar to the Improvements, paying as the same become due all premiums therefor, including, without limitation:

(i) insurance in an amount not less than full replacement cost of the Tenant's Property as reasonably determined by Landlord, against direct and indirect loss or damage.

(ii) comprehensive general public liability insurance insuring against liability of Tenant and Tenant's officers, employees, agents, sub-lessees, assignees designees, delegees, licensees and invitees arising out of, by reason of or in connection with the use, occupancy or possession of, or any conduct or activity on, the Premises, with liability limits of $1,000,0000.00 for injury or death to any one person and $3,000,000.00 for injury or death to any number of persons in any one occurrence, and with property damage limits of $500,000.00 for any one occurrence; Each policy shall also specifically insure performance of Tenant's duty and obligation to indemnify Landlord pursuant to paragraph 14 of this Lease;

(iii) worker's compensation insurance as required by any applicable Law.

(b) Tenant shall pay all premiums for the insurance coverage which Tenant is required to procure and maintain under this Lease. Each insurance policy: (i) shall be issued by an insurer authorized under the applicable Laws to issue the coverage provided by the policy, (ii) shall be issued by an insurer with a financial rating of not less than Class VII as rated in the most current available A.M. Best Company's Insurance Reports, (iii) shall be issued on such form of policy, authorized in Georgia, in "Special Cause of Loss" with respect to the general public liability insurance and in "ISO Form CG 00 01 10 01 or equivalent" with respect to the property insurance; (iv) shall name Landlord, Tenant and any Mortgagee as insured parties, as their respective interests may appear (except with respect to worker's compensation insurance); (v) shall provide that the policy cannot be cancelled except after the insurer gives Landlord and any Mortgagee thirty (30) days written notice of cancellation, (vi) shall provide that the policy cannot lapse if it is not renewed for any reason except after the insurer gives any Mortgagee ten (10) days written notice of the non-renewal; (vii) shall not be subject to invalidation as to any Mortgagee by reason of any act or omission of Tenant or any of Tenant's officers, employees or agents; (viii) shall provide that any losses payable thereunder shall be adjusted with Tenant; and (ix) shall contain a provision whereby the insurer permits Tenant to waive all rights of recovery against Landlord and any Mortgagee, and whereby the insurer itself waives any claims by way of subrogation against Landlord and any Mortgagee (except with respect to worker's compensation insurance). Tenant shall not procure or maintain in force any insurance policy which might have the effect of reducing or diminishing the amounts payable under any of the policies required by this Lease. Immediately upon the issuance of each policy required under this Lease, Tenant shall deliver certificates evidencing such policy to Landlord and any Mortgagee, together with evidence satisfactory to Landlord and such Mortgagee that the premiums therefor have been paid for a period of at least six (6) months from the date of delivery. Not less than fifteen (15) days prior to the expiration date of each policy required, Tenant shall pay the premium for renewal for a period of not less than six (6) months and deliver to Landlord a certificates evidencing such renewal policy or endorsement evidencing the renewal, together with evidence satisfactory to Landlord that the renewal premium has been paid for a period of not less than six (6) months.

(c) Except to the extent arising from Landlord's or its employee's and agent's gross negligence or willful misconduct, in the event of any damage to or destruction of the Improvements, or any part or portion thereof, Tenant shall, at its sole cost and expense, promptly commence and diligently prosecute to completion pursuant to plans and specifications approved in advance by Landlord such repair, restoration or replacement of the Improvements, or such part or portion thereof, which is necessary to restore the Improvements, or such part or portion thereof, to a condition substantially the same as existed prior to such damage or destruction. All such repair, restoration and replacement shall be made in compliance with the requirements of subparagraphs (i) through (v) of paragraph 10 of this Lease respecting Alterations. Upon completion of such repair restoration or replacement, Landlord shall reimburse Tenant an amount equal to the total costs and expenses incurred by Tenant in connection therewith.

16. Signage. Tenant shall be permitted to install signs on the signage pillar or exterior walls of the Building with the prior written consent of Landlord, such consent shall not be unreasonably withheld, conditioned or delayed.

17. Mortgages and Mortgagees. Landlord hereby represents and warrants to Tenant that no mortgage or deed to secure debt currently exists with respect to the Building or the Land. Subject to execution by Landlord, Tenant and the holder of the interest in question of an SNDA in the form described below, Tenant agrees that the rights of Tenant under this Lease will be subject and subordinate to each mortgage or deed to secure debt which may hereafter encumber the Premises or any portion thereof, as well as to all renewals, modifications, consolidations, replacements and extensions thereof. Tenant expressly recognizes and agrees that the holder of any such mortgage or deed to secure debt or any of its successors or assigns or any other holder of such instrument may sell the Premises in the manner provided for by law in such instrument; and further that such sale may be made subject to this Lease. In the event of the enforcement by the grantee under any such mortgage or deed to secure debt, Tenant will, upon request of any person or party succeeding to the interest of said grantee, as a result of such enforcement, automatically become the Tenant of such successor in interest without change in the terms or provisions of this Lease, subject to the terms of the executed SNDA entered into by the parties. Tenant's agreement to subordinate to any future mortgage or deed to secure debt shall be subject to the execution and delivery of an SNDA by Landlord, Tenant and each holder of a mortgage or deed to secure debt which may hereafter affect the Premises or any part thereof in a form reasonably acceptable to Landlord, Tenant and such lender, otherwise, this Lease shall be superior to any such future mortgage or deed to secure debt.

18. Assignment and Subletting. Tenant shall not encumber, assign, or otherwise transfer this Lease, any right or interest in this Lease, or any right or interest in the Improvements without the prior written consent of Landlord which will not be unreasonably withheld, conditioned or delayed, nor shall Tenant sublet the Improvements or any part thereof or allow any other persons, other than the Tenant's agents or employees, to occupy or use the Improvements or any part thereof without the prior written consent of Landlord which will not be unreasonably withheld, conditioned or delayed. A consent by the Landlord to one assignment, subletting, occupation, or use by another person, shall not be deemed to be a consent to any subsequent assignment, subletting, occupation or use by another person. Any encumbrance, assignment, transfer or subletting without the prior written consent of Landlord whether it be voluntarily or involuntarily, by operation of law or otherwise, shall be void and, at the option of Landlord, shall constitute an Event of Default under this Lease. Sublessees or transferees of the Improvements for the balance of the term of this Lease shall become directly liable to Landlord for all obligations of Tenant hereunder, without relieving Tenant (or any guarantor of Tenant's obligations hereunder) of any liability therefore, and Tenant shall remain obligated for all liability to Landlord arising under this Lease during the entire remaining term of this Lease

19. Sale by Landlord. Landlord's right to sell, convey, transfer, assign or otherwise dispose of Landlord's interest in and to the Premises shall be unrestricted, and, in the event of any such sale, conveyance, transfer or assignment by Landlord, other than a sale on behalf of a Mortgagee pursuant to rights embodied in or arising from any Mortgage, all obligations under this Lease of the party selling, conveying, transferring, assigning or otherwise disposing shall cease and terminate, and Tenant shall look only and solely to the party to whom or which the Premises are sold, conveyed, transferred, assigned or otherwise disposed of for performance of all of Landlord's duties and obligations under this Lease.

20. Surrender. Upon the expiration of the term of, or earlier termination of, this Lease or any extension thereof Tenant shall peaceably and quietly leave, yield up and surrender to Landlord the Improvements, in a condition at least as good as the condition the Improvements were in on the Commencement Date, excepting only ordinary wear and tear and conditions created by a use permitted in Paragraph 5 hereof.

21. Tenancy at Sufferance. If Tenant remains in possession of the Improvements after expiration of the term of this Lease, without any express written agreement by Landlord, Tenant shall be and become a tenant at sufferance, and there shall be no renewal or extension of this Lease by operation of law. During the period of any such holding over, all provisions of this Lease shall be and remain in effect except that the monthly rental shall be 150% of the amount of Base Rent payable for the last full calendar month of the Term including renewals or extensions. The inclusion of the preceding sentence in this Lease shall not be construed as Landlord's consent for the Tenant to holdover.

22. Right of Entry. Tenant shall permit Landlord and Landlord's beneficiaries, agents and employees to enter the Premises at all reasonable times (following 24-hours advance notice except in cases of emergency) for the purposes of inspecting the Premises, showing the Premises to prospective purchasers, tenants and Mortgagees, making any repairs or replacements or performing any maintenance, and performing any work on the Premises that Landlord may consider necessary to prevent or cure deterioration, waste or unsafe conditions. Landlord shall also have the right to place on the Premises signs suitable to Landlord advertising the Premises or any part of the Premises for sale. Landlord shall reasonably cooperate with Tenant and shall use reasonable efforts and take reasonable precautions to avoid any unreasonable interference with Tenant's use, occupancy or enjoyment of the Improvements as contemplated by this Lease, including, without limitation, with respect to the timing and scheduling of any activities hereunder. Nothing in this paragraph shall imply or impose any duty or obligation upon Landlord to enter upon the Premises at any time for any purpose, or to inspect the Premises at any time, or to perform, or pay the cost of, any work which Tenant is required to perform under any provision of this Lease, and Landlord has no such duty or obligation.

23. Landlord's Rights to Act for Tenant. If Tenant fails to pay any Base Rent or to make any other payment or to take any other action when and as required under this Lease, following applicable periods of notice and cure, Landlord may without demand upon Tenant and without waiving or releasing Tenant from any duty, obligation or liability under this Lease, pay any such Base Rent, make any such other payment or take any such other action required of Tenant. The actions which Landlord may take shall include, but are not limited to, the performance of maintenance or repairs and the making of replacements to the Improvements, the payment of insurance premiums which Tenant is required to pay under this Lease and the payment of Taxes and Assessments which Tenant is required to pay under this Lease. Landlord may pay all incidental costs and expenses incurred in exercising its rights hereunder, including, without limitation, reasonable attorneys' fees and expenses, penalties, reinstatement fees, late charges and interest. All amounts paid by Landlord pursuant to this paragraph, and all costs and expenses incurred by Landlord in exercising its rights under this paragraph, shall bear interest at the rate of ten percent (10%) per annum from the date of payment by Landlord and shall be payable by Tenant to Landlord upon demand.

24. Default.

(a) The following events shall constitute events of default (an "Event of Default") by Tenant under this Lease: (i) if Tenant shall fail to pay when due any Base Rent or other payment to be made by Tenant hereunder and such failure shall continue for five (5) days after written notice of such failure of payment; provided, however, such notice and such grace period shall be required to be provided by Landlord and shall be accorded Tenant, if necessary, only two (2) times during any calendar year of the Term, and an Event of Default shall be deemed to have immediately occurred upon the third (3rd) failure by Tenant to make a timely payment as aforesaid within any calendar year of the Term; (ii) if Tenant shall violate or breach, or shall fail to fully and completely observe, keep, satisfy, perform and comply with, any agreement, term, covenant, condition, requirement, restriction or provision of this Lease (other than the payment of Base Rent or any other payment to be made by Tenant), and shall not cure such failure within thirty (30) days after Landlord gives Tenant written notice thereof; provided, however, if the failure cannot be cured within thirty (30) days, Tenant shall have commenced and shall diligently pursue the cure thereof, not to exceed ninety (90) days; (iii) if Tenant shall become or be declared or adjudicated bankrupt or insolvent or be unable to pay its debts as they mature; (iv) if Tenant shall make a transfer in fraud of creditors or shall make an assignment for the benefit of creditors, or if Tenant shall file a petition or commence any proceedings under any section or chapter of the Federal Bankruptcy Code, as amended, or under any similar Law or any statute of the United States or any state or an order for relief is entered in any proceeding under the Federal Bankruptcy Code initiated by or against the Tenant; (v) if there shall be commenced against Tenant an involuntary bankruptcy, insolvency or similar proceeding which is not dismissed within ninety (90) days after such commencement; or (vi) if a receiver or trustee for all or any part of Tenant's property shall be appointed without the consent of Tenant and shall not be discharged within one hundred twenty (120) days after such appointment.

(b) Upon the occurrence of any Event of Default, Landlord may pursue any one or more of the following remedies, separately or concurrently or in any combination, without any notice (except as specifically provided below) or demand whatsoever and without prejudice to any other remedy which it may have for possession of the Improvements or for arrearages Base Rent or other amounts payable by Tenant: (i) Landlord may terminate this Lease by giving Tenant written notice of termination, in which event Tenant shall immediately quit and vacate the Improvements and deliver and surrender possession of the Improvements to Landlord, and this Lease shall be terminated at the time designated by Landlord in its notice of termination to Tenant; (ii) with or without terminating this Lease, Landlord may enter upon and take possession of the Improvements and expel or remove Tenant and any other person who may be occupying the Improvements; (iii) Landlord may re-lease the Improvements or any part thereof, on such terms and conditions as Landlord may deem satisfactory, and receive the rent for any such releasing, in which event Tenant shall pay to Landlord on demand any deficiency that may arise by reason of such re-leasing; or (iv) Landlord may do whatever Tenant is obligated to do under the terms of this Lease, in which event Tenant shall reimburse Landlord on demand for any expenses, including, without limitation, reasonable attorneys' fees, which Landlord may incur in thus effecting satisfaction and performance of or compliance with Tenant's duties and obligations under this Lease.

(c) Landlord's pursuit of any one or more of the remedies stated in subparagraph (b) above shall not preclude pursuit of any other remedy or remedies provided in this Lease or any other remedy or remedies provided for or allowed by law or in equity, separately or concurrently or in any combination. Landlord's pursuit of any one or more of the remedies provided in this Lease shall not constitute an election of remedies excluding the election of another remedy or other remedies, or a forfeiture or waiver of any Base Rent or other amounts payable under this Lease by Tenant or of any damages or other sums accruing to Landlord by reason of Tenant's failure to fully and completely keep, observe, perform, satisfy and comply with all of the agreements, terms, covenants, conditions, requirements, provisions and restrictions of this Lease. No action taken by or on behalf of Landlord shall be construed to be an acceptance of a surrender of this Lease. Landlord's forbearance in pursuing or exercising one or more of its remedies shall not be deemed or construed to constitute a waiver of any Event of Default or of any remedy. No waiver by Landlord of any right or remedy on one occasion shall be construed as a waiver of that right or remedy on any subsequent occasion or as a waiver of any other right or remedy then or thereafter existing. No failure of Landlord to pursue or exercise any of Landlord's powers, rights or remedies or to insist upon strict and exact compliance by Tenant with any agreement, term, covenant, condition, requirement, provision or restriction of this Lease, and no custom or practice at variance with the terms of this Lease, shall constitute a waiver by Landlord of the right to demand strict and exact compliance with terms and conditions of this Lease. No termination of this Lease shall affect Landlord's right to collect Base Rent for the period prior to termination.

25. Rights Cumulative. All rights, remedies, powers and privileges conferred under this Lease on the parties shall be cumulative of an in addition to, but not restrictive of or in lieu of, those conferred by law.

26. Attorneys' Fees. If any Base Rent or other amount owed by Tenant under this Lease is collected by or through an attorney at law following any Event of Default by Tenant under this Lease Tenant shall pay (in addition to the amount owed) a reasonable amount as attorneys' fees. In the event either Landlord or Tenant institutes legal proceedings against the other for breach of or interpretation of any the terms, conditions, or covenants of this Lease, the party against whom a judgment is rendered shall pay all reasonable costs and expenses relative thereto, including the actual, reasonable attorneys' fees of the prevailing party.

27. Time of Essence. Time is of the essence of this Lease. Anywhere a day certain is stated for payment or for performance of any obligation, the day certain so stated entered into and becomes a part of the consideration for this Lease.

28. Notices. Any notice, demand, request, consent, approval or communication under this Lease shall be deemed duly given or made if in writing and delivered in person or deposited, postage prepaid, in the United States mail, certified or registered mail with a return receipt requested, and addressed to the party being notified at the following address:

To Landlord: Germania Property Investors XXX, L.P.
c/o Germania of America, Inc.
3405 Piedmont Road, N.E. Suite 550
Atlanta, Georgia 30305

To Tenant: SpectRx, Inc.
4955 Avalon Ridge Parkway
Norcross, GA 30071
Attention: Mark Samuels

Either party may designate a different address for receiving notices hereunder by giving written notice to the other party in the manner specified in this paragraph and at the address set out above.

29. Entire Agreement. This Lease contains the entire agreement of Landlord and Tenant and no representations, warranties, inducements, promises or agreements, oral or otherwise, between the parties not embodied in this Lease shall be of any force or effect.

30. Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under applicable present or future Laws effective during the term of this Lease, the remainder of this Lease shall not be affected. In lieu of each clause or provision of this Lease which is illegal, invalid or unenforceable, there shall be added as a part of this Lease a clause or provision as nearly identical as may be possible and as may be legal, valid and enforceable.

31. Landlord's Liability. Landlord shall not have any liability to Tenant or any of Tenant's officers, employees or agents for any damage or injury to person or property, or both, directly or indirectly caused by or arising from, in whole or in part, any act or failure to act of Landlord or any of Landlord's employees or agents, unless such damage or injury is the result of the gross negligence or willful misconduct of Landlord. Landlord shall have no personal liability with respect to any of the provisions of this Lease. If Landlord is in default with respect to its obligations under this Lease, Tenant shall look solely to the interest of Landlord in and to the Premises for satisfaction of Tenant's remedies, if any. It is expressly understood and agreed that Landlord's liability under the terms of this Lease shall in no event exceed the amount of its interest in and to the Premises.

32. No Merger. There shall be no merger of this Lease or the leasehold estate created hereby with the fee simple estate in the Premises or any part thereof, by reason of the fact that the same person or entity may acquire, own or hold, directly or indirectly, this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate, and the fee simple estate in the Premises or any interest in such fee simple estate; and this Lease shall not be terminated except as expressly provided herein.

33. Counterparts. This Lease may be executed in several counterparts, each of which shall be deemed an original, and all of such counterparts together shall constitute one and the same instrument.

34. Governing Law. This Lease shall be governed by, construed under and interpreted and enforced in accordance with the laws of the State of Georgia.

35. Headings. The use of headings, captions and numbers in this Lease is solely for the convenience of identifying and indexing the various paragraphs and shall in no event be considered otherwise in construing or interpreting any provision in this Lease.

36. Heirs and Successors. This Lease shall be binding on, and shall inure to the benefit of, the heirs, successors, administrators, successors and assigns of the parties hereto, but nothing contained in this paragraph shall be construed as a consent by Landlord to any assignment of this Lease or any interest therein by Tenant except as provided in Paragraph 18 of this Lease.

37. Estoppel Certificate. Within fifteen (15) days after request therefore by Landlord, Tenant agrees to execute and deliver to Landlord in recordable form an estoppel certificate (stating to the actual knowledge of the officer of Tenant executing the certificate) addressed to Landlord, any mortgagee or assignee of Landlord's interest in, or purchaser of, the Premises, certifying this Lease as unmodified and is in full force and effect (and if there have been modifications, that the same is in full force and effect as modified in stating said modifications); that there are no defenses or offsets against the enforcement thereof or stating those claimed by Tenant; and stating the date to which Base Rent and other charges have been paid. Such certificate shall also include such other information as may be reasonably required by such mortgagee, proposed mortgagee, assignee, purchaser or Landlord. Any such certificate may be relied upon by Landlord, any mortgagee, proposed mortgagee, assignee, purchaser or any other party to whom such certificate is addressed.

38. Hazardous Substances. Tenant hereby covenants and agrees that Tenant shall not cause or permit any "Hazardous Substances" (as hereinafter defined) to be generated, placed, held, stored, used, located or disposed of at the Premises or any part thereof, except for Hazardous Substances as are commonly and legally used or stored as a consequence of using the Premises for the uses specified in Paragraph 5, but only so long as the quantities thereof do not pose a threat to public health or to the environment or would necessitate a "response action", as that term is defined in CERCLA (as hereinafter defined), and so long as Tenant strictly complies or causes compliance with all applicable governmental rules and regulations concerning the use or production of such Hazardous Substances. For purposes of this Paragraph, "Hazardous Substances" shall mean and include those elements or compounds which are contained in the list of Hazardous Substances adopted by the United States Environmental Protection Agency (EPA) or the list of toxic pollutants designated by Congress or the EPA which are defined as hazardous, toxic, pollutant, infectious or radioactive by any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability (including, without limitation, strict liability) or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereinafter in effect (collectively "Environmental Laws"). Tenant hereby agrees to indemnify Landlord and hold Landlord harmless from and against any and all losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorneys' fees, costs of settlement or judgment and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against, Landlord by any person, entity or governmental agency for, with respect to, or as a direct or indirect result of, the presence in, or the escape, leakage, spillage, discharge, emission or release from, the Premises of any Hazardous Substances (including, without limitation, any losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorneys' fees, costs of any settlement or judgment or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liability Act ["CERCLA"], any so-called federal, state or local "Superfund" or "Superlien" laws or any other Environmental Law); provided, however, that the foregoing indemnity is limited to matters arising solely from Tenant's violation of the covenant contained in this Article. The obligations of Tenant under this Article shall survive any expiration or termination of this Lease.

39. Broker. Landlord and Tenant each represent and warrant to the other that the only brokers involved in the representation of either Landlord or Tenant are Colliers Cauble & Co. which represents Landlord and none which represents Tenant in connection with this Lease and which will be compensated by Landlord pursuant to the terms of a separate agreement.

IN WITNESS WHEREOF, Landlord has executed this Lease under seal and Tenant has caused this Lease to be executed by its duly authorized officer and its corporate seal affixed hereto, all effective as of the day and year first written above.

"LANDLORD":

GERMANIA PROPERTY INVESTORS XXX, L.P.

By: Germania of America, Inc.

By: #9; /s/ Germania of America
Title: Executive Vice President

Attest: /s/ Rigby W. Chandler
Title: Asset Manager

[CORPORATE SEAL]

"TENANT":

SPECTRX, INC.

By: #9; /s/ Mark A. Samuels
Title: Chief Executive Officer

Attest: #9; /s/ Thomas H. Muller, Jr.
Title: Executive Vice President &

Chief Financial Officer

[CORPORATE SEAL]

Exhibit A

Landlord shall provide or perform the following within thirty (30) days of the Commencement Date, to the reasonably approval of Tenant. These items are at the expense of the Landlord and are not part of Tenant Improvement Allowance.

1 Evidence that all mechanical and electrical systems are in good working order.

2 Insure the landscape sprinkler system in good working order around the Building and the hillside.

3 All ceiling leaks fixed (whether caused by roof or A/C).

4 Ceiling tiles replaced where stained.

5 Provide a reasonably quiet transformer.

6 Annuals planted and pine straw added around the Building.

7 Mow weeds across from docks

8 Improve grass areas and provide weed control around the Building.

9 Repaint the accent strip on the outside of the Building and repaint those portions of exterior walls near the ground where the paint is worn away.

10 Reinforce sidewalk in back of Building.

A statement of Estimated Operating Expenses for the period from the Commencement Date to December 31, 2004 shall be provided prior to execution of the Lease.

EXHIBIT "B"

All that tract or parcel of land lying and being in Land Lot 270 of the 6th District, Gwinnett County, Georgia, being all of Lot 4, Block "A", Unit One of Avalon Ridge per plat recorded in Plat Book 55, Page 70, records of the Clerk of Superior Court, Gwinnett County, Georgia and being more particularly described as follows:

Begin at an iron pin set on the western right of way line of Avalon Ridge Parkway (a right of way of varying widths), said iron pin set being located a distance of 1318.75 feet southeasterly along said western right of way line from the point formed by the intersection of said western right of way line of Avalon Ridge Parkway and the southern right of way line of Old Peachtree Road; running thence along said western right to way line of Avalon Ridge Parkway the following courses and distances: along the arc of a 555.10 foot radius curve turning to the left an arc distance of 35.14 feet to a point (said arc being subtended by a chord bearing South 04o39'43" East, a chord distance of 35.14 feet); along the arc of a 419.57 foot radius curve turning to the left an arc distance of 170.21 feet to a point (said arc being subtended by a chord bearing South 18o05'52" East, a chord distance of 169.05 feet) and South 29o43'11" East a distance of 273.94 feet to an iron pin set within the right of way of a 60 foot Colonial Pipeline Company easement; thence leaving said western right of way line and running within said easement area South 82o29'12" West a distance of 485.03 feet to an iron pin set; thence leaving said easement area North 29o42'59" West a distance of 540.36 feet to an iron pin set; thence along Lot 3, Block "A", Unit One of Avalon Ridge North 87o09'07" East a distance of 558.24 feet to an iron pin set and THE POINT OF BEGINNING.

Said parcel contains 5,4290 acres and is shown on and described to that certain survey for Germania of America, Inc., First American Title Insurance Company and Wachovia Bank, N.A. prepared by Hannon, Meeks and Bagwell, Miles H. Hannon, Georgia Registered Land Surveyor No. 1528, dated May 23, 1996, last revised July 29, 1997, which survey is hereby made a part of this description by this reference.

TOGETHER WITH all rights benefiting or affecting the above-described property pursuant to that certain Reciprocal Driveway Easement, dated July 12, 1996, by and between A.G. No. 4, LLC, a Georgia limited liability company, and A.G. 96 A.B., LLC, a Georgia limited liability company, recorded in Deed Book 12973, Page 91, in the records of the Clerk of Superior Court of Gwinnett County, Georgia; as amended by Amendment to Reciprocal Driveway Easement dated September 15, 1997, filed and recorded September 18, 1997, and recorded in Deed Book 14754, page 197, aforesaid records.